EXHIBIT 5.1

                          [KELEHER & McLEOD LETTERHEAD]


                               September 30, 2002

PNM Resources, Inc.
Alvarado Square
Albuquerque, NM  87158

Re:      PNM Resources, Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

              We are acting as counsel for PNM Resources, Inc., a New Mexico corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to 250,000 shares of Common Stock, no par value per share (the "Shares"), to be issued under the PNM Resources, Inc. Employee Stock Purchase Plan (the "Plan").

              We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as original, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

              Based upon the foregoing and having regard to legal considerations which we deem relevant, upon the happening of the following events: (a) the filing and effectiveness of the Registration Statement and any amendments thereof, (b) the listing of any newly issued Shares on the New York Stock Exchange, and (c) the appropriate issuance and delivery of Shares to the participants in accordance with the terms of the Plan and the receipt by the Company of the consideration for such Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

              We do not express any opinion as to matters governed by any laws other than the laws of the State of New Mexico and the Federal laws of the United States of America.

              We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                            Very truly yours,

                                            KELEHER & McLEOD, P.A.


                                            By       /s/ Charles L. Moore
                                               --------------------------------
                                                     Charles L. Moore